                                                                   EXHIBIT 10.20


                            PATENT LICENSE AGREEMENT

         THIS Sixteen (16) Page AGREEMENT ("AGREEMENT") is made by and between the BOARD OF REGENTS ("BOARD") of THE UNIVERSITY OF TEXAS SYSTEM ("SYSTEM"), an agency of the State of Texas, whose address is 201 West 7th Street, Austin Texas 78701, THE UNIVERSITY OF TEXAS M.D. ANDERSON CANCER CENTER ("MDA"), a component Institution of the SYSTEM and SpectRx, a Norcross, Georgia corporation having a principal place of business located at 6025 A Unity Drive, Norcross, GA 30071 ("LICENSEE").

                                TABLE OF CONTENTS

         RECITALS                                                        Page 2

I.       EFFECTIVE DATE                                                  Page 2

II.      DEFINITIONS                                                     Page 2

III.     LICENSE                                                         Page 4

IV.      CONSIDERATION, PAYMENTS, AND REPORTS                            Page 5

V.       SPONSORED RESEARCH                                              Page 8

VI.      INFRINGEMENT BY THIRD PARTIES                                   Page 9

VII.     PATENT MARKING                                                  Page 9

VIII.    INDEMNIFICATION                                                 Page 9

IX.      USE OF BOARD AND COMPONENTS NAME                               Page 10

X.       CONFIDENTIAL INFORMATION                                       Page 10

XI.      ASSIGNMENT                                                     Page 10

XII.     TERMS AND TERMINATION                                          Page 11

XIII.    WARRANTY: SUPERIOR-RIGHTS                                      Page 12

XIV.     GENERAL                                                        Page 13

         SIGNATURES                                                     Page 15

                                    RECITALS


         A. BOARD owns certain PATENT RIGHTS related to LICENSED SUBJECT MATTER, which were developed at MDA, a component institution of SYSTEM.

         B. BOARD desires to have the LICENSED SUBJECT MATTER developed in the LICENSED FIELD and used for the benefit of LICENSEE, the inventor, BOARD, and the public as outlined in the Intellectual Property Policy promulgated by the BOARD.

         C. LICENSEE wishes to obtain a license from BOARD to practice LICENSED SUBJECT MATTER.

         NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the parties hereto agree as follows:


                                I. EFFECTIVE DATE

         1.1 This AGREEMENT shall be effective as of March 12, 1996 subject to approval by BOARD ("EFFECTIVE DATE").


                                 II. DEFINITIONS

         As used in this AGREEMENT, the following terms shall have the meanings indicated:

         2.1 AFFILIATE shall mean any business entity more than 50% owned by LICENSEE, any business entity which owns more than 50% of LICENSEE, or any business entity that is more than 50% owned by a business entity that owns more than 50% of LICENSEE.

         2.2 LICENSED FIELD shall mean Optical Measurement of Bilirubin in Human Tissue within the LICENSED SUBJECT MATTER.

         2.3 LICENSED PRODUCTS shall mean any product or service SOLD by LICENSEE comprising LICENSED SUBJECT MATTER pursuant to this AGREEMENT.

         2.4      LICENSED SUBJECT MATTER shall mean PATENT RIGHTS.

         2.5 LICENSED TERRITORY shall mean the United States in which LICENSED PRODUCTS are sold by LICENSEE.

         2.6 NET SALES shall mean the gross revenues received by LICENSEE from the SALE of LICENSED PRODUCTS less sales and/or use taxes actually paid, import and/or export duties actually paid, outbound transportation prepaid or allowed, and amounts allowed or credited due to returns (not to exceed the original billing or invoice amount).

         2.7 PATENT RIGHTS shall only mean any and all of BOARD'S rights in information or discoveries claimed in U.S. Patent No. 5,353,790 issued and entitled "Methods and Apparatus for Optical Measurement of Bilirubin in Tissue" and all divisionals, continuations, continuations-in-part, reissues, reexaminations or extensions thereof.

         2.8 SALE or SOLD shall mean the transfer or disposition of a LICENSED PRODUCT for value to a third party other than LICENSEE or an AFFILIATE.


                                  III. LICENSE

         3.1 BOARD hereby grants to LICENSEE a royalty-bearing, exclusive license under LICENSED SUBJECT MATTER to manufacture, have manufactured, use and/or sell LICENSED PRODUCTS within LICENSED TERRITORY for use within LICENSED FIELD and, subject to Paragraph 4.5 herein, shall extend to BOARD's undivided interest in any LICENSED SUBJECT MATTER developed during the term of this AGREEMENT and jointly owned by BOARD and LICENSEE. This grant shall be subject to Paragraph 14.2 and 14.3, hereinbelow, the payment by LICENSEE to BOARD of all consideration as provided in Paragraph 4.2 of this AGREEMENT, (as well as the timely payment of all amounts due under any Sponsored Research Agreement between MDA and LICENSEE in effect during the term of this AGREEMENT) and shall be further subject to rights retained by BOARD and MDA to:

                  (a) Publish the general scientific findings from research related to LICENSED SUBJECT MATTER. In the event that MDA wishes to publish, MDA shall notify LICENSEE of its desire to publish at least (30) days in advance of publication and shall furnish to LICENSEE a written description of the subject matter of the publication in order to permit LICENSEE to review and comment thereon; and

                  (b) Subject to the provisions of ARTICLE XI herein below, use any information contained in LICENSED SUBJECT MATTER for research, teaching, patient care, and other educationally-related purposes.

         3.2 LICENSEE shall have the right to extend the license granted herein to any AFFILIATE provided that such AFFILIATE consents to be bound by this AGREEMENT to the same extent as LICENSEE.

         3.3 Subject to the Paragraph 3.4 herein below, LICENSEE shall have the right to grant sublicenses under LICENSED SUBJECT MATTER consistent with the terms of this AGREEMENT provided that LICENSEE shall be responsible for its sublicensees relevant to this AGREEMENT, and for using its best reasonable efforts to diligently collect all amounts due LICENSEE from subicensees. In the event a sublicensee pursuant hereto becomes bankrupt, insolvent or is placed in the hands of a receiver or trustee, LICENSEE, to the extent allowed under applicable law and in a timely manner, agrees to use its best reasonable efforts to collect any and all consideration owed to LICENSEE and to have the sublicense agreement confirmed or rejected by a court of proper jurisdiction.

         3.4      LICENSEE agrees to either.

                  (a) deliver to BOARD for BOARD'S approval a true and correct copy of any sublicense granted by LICENSEE, and any modification or termination thereof, within thirty (30) days after execution, modification, or termination; and upon termination of this AGREEMENT, any and all sublicenses granted by LICENSEE and approved by BOARD shall be assigned to BOARD; or

                  (b) deliver to BOARD for BOARD'S Information a true and correct copy of each sublicense granted by LICENSEE, and any modification or termination thereof, within thirty (30) days after execution, modification, or termination; and upon termination of this AGREEMENT, any and all existing sublicenses granted by LICENSEE and not approved by BOARD shall be terminated, unless otherwise agreed to in writing by BOARD.


                     IV. CONSIDERATION, PAYMENTS AND REPORTS

         4.1 In consideration of rights granted by BOARD to LICENSEE under this AGREEMENT, LICENSEE agrees to pay MDA the following:

                  (a) [*] for all out-of-pocket expenses incurred by MDA through [*] in filing, prosecuting, enforcing and maintaining PATENT RIGHTS licensed hereunder. SPECTRX will pay all future patent maintenance expenses for so long as, and in such countries as, this AGREEMENT remains in effect. One half of these total patent expenses [*] will be due upon execution, and the other half will be due at the time of the first FDA 510K filing. MDA will invoice LICENSEE upon approval of this AGREEMENT by BOARD, and upon a quarterly basis thereafter beginning [*] for expenses incurred by MDA after [*] and the amounts invoiced will be due and payable by LICENSEE within thirty (30) days thereafter; and

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                  (b) A non-refundable license documentation fee to be made in staged payments in the total amount of $50,000.00, which shall not reduce the amount of any other payment provided for in this ARTICLE IV, and which shall be due and payable within thirty (30) days when invoiced by MDA as follows:

                           (i)      [*] upon execution of this Agreement by
                                    BOARD;

                           (ii) [*] upon the completion by LICENSEE of data collection, analysis, and review of the feasibility studies, but no later than sixty
                                    (60) days following the entry of the last patient in the clinical study;

                           (iii)    [*] upon the first FDA 510K filing; and

                           (iv)     [*] upon first FDA 510K approval.

                  (c) A running royalty equal to [*] of LICENSEE'S NET SALES of LICENSED PRODUCTS in LICENSED TERRITORY and [*] of LICENSEE'S NET SALES of LICENSED PRODUCTS outside of LICENSED TERRITORY as long as there are no competing products outside of LICENSED TERRITORY (with minimum annual royalties of [*], and [*] of all consideration other than Research and Development ("R&D") money received by LICENSEE from any sublicensee pursuant to Paragraphs 3.3 and 3.4 herein above, including but not limited to royalties, up-front payments, marketing, distribution, franchise, option, license, or documentation fees, bonus and milestone payments and equity securities, payable within thirty (30) days after March 31, June 30, September 30, and December 31, at which time LICENSEE shall also deliver to BOARD and MDA a true and accurate report, giving such particulars of the business conducted by LICENSEE and its sublicensee, if any exist, during the preceding three (3) calendar months under this AGREEMENT as are pertinent to an account for payments hereunder. Such report shall include at least (a) the quantities of LICENSED PRODUCTS that it has produced; (b) the total SALES,
                           (c) the calculation of royalties thereon; and (d) the total royalties so computed and due BOARD. In the event that there are competing products outside of LICENSED TERRITORY, then no royalty will be due related to that specific territory. Simultaneously with the delivery of each such report, LICENSEE shall pay to BOARD the amount, if any, due for the period of such report. The requirement to pay minimum annual royalties shall commence upon FDA final approval of the LICENSED PRODUCTS. A pro rata portion of the annual minimum royalties shall be payable in respect of any partial period not constituting a full year. Should LICENSEE be obligated to pay running royalties to third parties to avoid infringing such third parties' patent rights which dominate BOARD'S PATENT RIGHTS, LICENSEE may reduce the running royalty due MDA by such running royalties to such third parties,



[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                           provided, however, the running royalty due MDA shall in no case be less than one-half the rates stated herein above.

         4.2 During the Term of this AGREEMENT and for one (1) year thereafter, LICENSEE shall keep complete and accurate records of its and its sublicensees' SALES and NET SALES of LICENSED PRODUCTS to enable the royalties payable hereunder to be determined. LICENSEE shall permit BOARD or its representatives, at BOARD'S expense, to periodically examine after reasonable written notice to LICENSEE its books, ledgers, and records during regular business hours for the purpose of and to the extent necessary to verify any report required under this AGREEMENT. In the event that the amounts due to BOARD are determined to have been underpaid in an amount equal to or greater than five percent (5%) of the total amount due during the period of time so examined, LICENSEE shall pay the cost of such examination, and accrued interest at prime rate plus 10% (ten percent).

         4.3 Upon the request of BOARD or MDA but not more often than once per calendar year, LICENSEE shall deliver to BOARD and MDA a written report as to LICENSEE'S efforts and accomplishments during the preceding year in commercializing LICENSED SUBJECT MATTER in the LICENSED TERRITORY and LICENSEE'S commercialization plans for the upcoming year. Such report will be deemed for all purposes to be confidential information governed by Article XI hereof.

         4.4 All amounts payable hereunder by LICENSEE shall be payable in United States funds without deductions for taxes, assessments, fees, or charges of any kind. Checks shall be made payable to The University of Texas M. D. Anderson Cancer Center and mailed by U.S. Mail to Box 297402, Houston, Texas 77297
                  Attention: Manager, Sponsored Programs.

         4.5 No payments due or royalty rates under this AGREEMENT shall be reduced as the result of co-ownership of LICENSED SUBJECT MATTER by BOARD and another party, including LICENSEE.


                              V. SPONSORED RESEARCH

        If LICENSEE desires to fund sponsored research, within LICENSED SUBJECT MATTER and particularly where LICENSEE receives money for sponsored research payments pursuant to a sublicense, LICENSEE shall notify MDA in writing of all opportunities to conduct such sponsored research (including clinical trials, if applicable), shall solicit research and/or clinical proposals from MDA for such purpose, and shall give good faith consideration to funding such proposals at MDA.

                        VI. INFRINGEMENT BY THIRD PARTIES

         6.1 LICENSEE shall have the obligation of enforcing at its expense any patent exclusively licensed hereunder against infringement by third parties and shall be entitled to retain recovery from such enforcement. LICENSEE shall pay MDA a royalty on any monetary recovery, net of LICENSEE'S direct out-of-pocket expenses from such enforcement not otherwise paid to third parties, to the extent that such monetary recovery by LICENSEE is held to be damages or a reasonable royalty in lieu thereof. In the event that LICENSEE does not file suit against a substantial infringer of such patents within six (6) months of knowledge thereof, then BOARD shall have the right to enforce any patent licensed hereunder on behalf of itself and LICENSEE (MDA retaining all recoveries from such enforcement) and/or reduce the license granted hereunder to non-exclusive.

         6.2 In any suit or dispute involving a third party infringer, the parties shall cooperate fully, and upon the request and at the expense of the party bringing suit, the other party shall make available to the party bringing suit at reasonable times and under appropriate conditions all relevant personnel, records, papers, information, samples, specimens, and the like which are in its possession.


                               VII. PATENT MARKING

         7.1 LICENSEE agrees that all packaging containing individual LICENSED PRODUCT(S), and documentation therefor, sold by LICENSEE, AFFILIATE, and sublicensees of LICENSEE will be marked permanently and legibly with the number of the applicable patent(s) licensed hereunder in accordance with each country's patent laws, including Title 35, United States Code.


                              VIII. INDEMNIFICATION

         8.1 LICENSEE shall hold harmless and indemnify BOARD, SYSTEM, MDA, its Regents, officers, employees, students, and agents from and against any claims, demand, or causes of action whatsoever, costs of suit and reasonable attorney's fees including without limitation those costs arising on account of any injury or death of persons or damage to property caused by, or arising out of, or resulting from, the exercise or practice of the license granted hereunder by LICENSEE or its officers, employees, agents or representatives.

                      IX. USE OF BOARD AND COMPONENTS NAME

         9.1 LICENSEE shall not use the name of (or the name of any employee of ) MDA, SYSTEM or BOARD without the advance, express written consent of BOARD secured through:

                           The University of Texas
                           M. D. Anderson Cancer Center
                           Office of Public Affairs
                           1515 Holcombe Boulevard
                           Box 229
                           Houston, Texas 77030
                           ATTENTION: Stephen C. Stuyck


                           X. CONFIDENTIAL INFORMATION

         10.1 BOARD and LICENSEE each agree that all information contained in documents marked "confidential" which are forwarded to one by the other shall be received in strict confidence, used only for the purposes of this AGREEMENT, and not disclosed by the recipient party (except as required by law or court order), its agents or employees without the prior written consent of the other party, unless such information (a) was in the public domain at the time of disclosure, (b) later became part of the public domain through no act or omission of the recipient party, its employees, agents, successors or assigns, (c) was lawfully disclosed to the recipient party by a third party having the right to disclose it, (d) was already known by the recipient party at the time of disclosure, (e) was independently developed or (f) is required to be submitted to a government agency pursuant to any preexisting obligation.

         10.2 Each party's obligation of confidence hereunder shall be fulfilled by using at least the same degree of care with the other party's confidential information as it uses to protect its own confidential information. This obligation shall exist while this AGREEMENT is in force and for a period of three (3) years thereafter.


                                 XI. ASSIGNMENT

         11.1 Except to effect the sale and transfer of all or substantially all of LICENSEE'S assets to a third party, this AGREEMENT may not be assigned by LICENSEE without the prior written consent of BOARD.

                           XII. TERMS AND TERMINATION

         12.1 The term of this AGREEMENT shall extend from the Effective Date set forth hereinabove to the full end of the term or terms for which PATENT RIGHTS have not expired or been declared invalid by a court of final jurisdiction.

         12.2 BOARD shall have the right at any time after one (1) year from the EFFECTIVE DATE of this AGREEMENT to terminate the license granted herein if LICENSEE, within ninety days after written notice from BOARD of such intended termination, fails to provide written evidence satisfactory to BOARD that LICENSEE has commercialized or is actively and effectively attempting to commercialize an invention licensed hereunder within such jurisdiction. Accurate, written evidence provided by LICENSEE to BOARD within said ninety (90) day period that LICENSEE has an effective, ongoing and active research, development, manufacturing, marketing, sales and/or licensing program, as appropriate, directed toward obtaining regulatory approval and/or production and/or sale of LICENSED PRODUCTS incorporating PATENT RIGHTS shall be deemed satisfactory evidence.

         12.3 Subject to any rights herein which survive termination, this AGREEMENT will earlier terminate in its entirety:

                  (a) automatically if LICENSEE shall become bankrupt or insolvent and/or if the business of LICENSEE shall be placed in the hands of a receiver or trustee, whether by voluntary act of LICENSEE or otherwise; or

                  (b) (i) upon thirty (30) days written notice by BOARD if LICENSEE shall breach or default on the payment obligations of ARTICLE IV, or use of name obligations of ARTICLE X; or (ii) upon ninety (90) days written notice by BOARD if LICENSEE shall breach or default on any other obligation under this AGREEMENT; provided, however, LICENSEE may avoid such termination if before the end of such thirty (30) or ninety (90) day period if LICENSEE provides notice and accurate, written evidence satisfactory to BOARD that such breach has been cured or that LICENSEE has commenced all reasonable action to cure as soon as possible and the manner of such cure; or

                  (c) at any time by mutual written agreement between LICENSEE and BOARD, or without cause upon one hundred eighty (180) days written notice by LICENSEE to BOARD, subject to any rights herein which survive termination.

         12.4     Upon termination of this AGREEMENT for any cause:

                  (a) nothing herein shall be construed to release either party of any obligation matured prior to the effective date of such termination.

                  (b) LICENSEE and the BOARD covenant and agree to be bound by the provisions of ARTICLES IX, X AND XI of this AGREEMENT.

                  (c) LICENSEE (and its SUBLICENSEES) may, after the effective date of such termination, sell all LICENSED PRODUCTS and parts therefore that it may have on hand at the date of termination, provided that LICENSEE pays the earned royalty thereon and any other amounts due pursuant to ARTICLE IV of this AGREEMENT.


                         XIII. WARRANTY: SUPERIOR-RIGHTS

         13.1 Except for the rights, if any, of the Government of the United States as set forth herein below, BOARD represents and warrants its belief that it is the owner of the entire right, title, and interest in and to LICENSED SUBJECT MATTER, and that it has the sole right to grant licenses thereunder, and that it has not knowingly granted licenses thereunder to any other entity that would restrict rights granted hereunder except as stated herein.

         13.2 LICENSEE understands that the LICENSED SUBJECT MATTER may have been developed under a funding agreement with the Government of the United States of America and, if so, that the Government may have certain rights relative thereto. This AGREEMENT is explicitly made subject to the Government's rights under any such agreement and any applicable law or regulation, including P.L. 96-517 as amended by P.L. 98-620. To the extent that there is a conflict between any such agreement, applicable law or regulation and this AGREEMENT, the terms of such Government agreement, applicable law or regulation shall prevail.

         13.3 LICENSEE understands and agrees that BOARD, by this AGREEMENT, makes no representation as to the operability or fitness for any use, safety, efficacy, approvability by regulatory authorities, time and cost of development, patentability, and/or breadth of the LICENSED SUBJECT MATTER. BOARD, by this AGREEMENT, makes no representation as to whether there are any patents now held, or which will be held, by others or by BOARD in the LICENSED FIELD, nor does BOARD make any representation that the inventions contained in PATENT RIGHTS do not infringe any other patents now held or that will be held by others or by BOARD.

         13.4 LICENSEE, by execution hereof, acknowledges, covenants and agrees that LICENSEE has not been induced in anyway by BOARD, SYSTEM, MDA or employees thereof to enter into this Agreement, and further agrees that LICENSEE has conducted sufficient due diligence with respect to all items and issues pertaining to Article XIV herein and all other matters pertaining to this Agreement and agrees to accept all risks inherent herein.


                                  XIV. GENERAL

         14.1 This AGREEMENT constitutes the entire and only AGREEMENT between the parties for LICENSED SUBJECT MATTER and all other prior negotiations, representations, agreements and understandings are superseded hereby. No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the parties.

         14.2 Any notice required by this AGREEMENT shall be given by prepaid, first class, certified mail, return receipt requested, and addressed in the case of BOARD to:

                                             BOARD OF REGENTS
                                             The University of Texas System
                                             201 West Seventh Street
                                             Austin, Texas 78701
                                             ATTENTION: Office of General
                                                        Counsel

                  with copy to:              The University of Texas
                                             M.D. Anderson Cancer Center
                                             Office of Technology Development
                                             1020 Holcombe Boulevard, Suite 1405
                                             Houston, Texas 77030
                                             ATTENTION: William J. Doty

         or in the case of LICENSEE to:      SPECTRX, INC.
                                             6025 A Unity Drive
                                             Norcross, Georgia 30071
                                             ATTENTION: Mark A. Samuels

or such other address as may be given from time to time under the terms of this notice provision.

         14.3 Each party hereto covenants and agrees to comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this AGREEMENT.

         14.4 This AGREEMENT shall be construed and enforced in accordance with the laws of the United States of America and of the State of Texas.

         14.5 Failure of any party hereto to enforce a right under this AGREEMENT shall not act as a waiver of that right or the ability to later assert that right relative to the particular situation involved.

         14.6 Headings included herein are for convenience only and shall not be used to construe this AGREEMENT.

         14.7 If any provision of this AGREEMENT shall be found by a court to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of this AGREEMENT.

         14.8 Upon the request of LICENSEE, LICENSOR shall reasonably assist LICENSEE in recording this Agreement in the records of the U.S. Patent and Trademark Office at LICENSEE'S expense.

         IN WITNESS WHEREOF, parties hereto have caused their duly authorized representatives to execute this AGREEMENT.

THE UNIVERSITY OF TEXAS                    BOARD OF REGENTS OF THE
M.D. ANDERSON CANCER CENTER                UNIVERSITY OF TEXAS SYSTEM


By: /s/David J. Bachrach                   By: /s/Ray Farabee
   -------------------------------------      ----------------------------------
       David J. Bachrach                          Ray Farabee
       Executive Vice President                   Vice Chancellor and
       for Administration and Finance             General Counsel


APPROVED AS TO CONTENT:                    APPROVED AS TO FORM:


By: /s/William J. Doty                     By: /s/Dudley R. Dobie, Jr.
   -------------------------------------      ----------------------------------
       William J. Doty                            Dudley R. Dobie, Jr.
       Director, Technology Development           Manager, Intellectual Property



SPECTRX, INC.


By: /s/Mark A. Samuels
   -------------------------------------
       Mark A. Samuels
       President and CEO

                                    EXHIBIT 1


[*]

[*]

[*]

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.